UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2017

ENDO INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2017, subsidiaries of Endo International plc (“Endo“or “the Company”), Endo Somar Holdings B.V., Endo Luxembourg Finance Company I S.à r.l., Endo Global Finance LLC and Endo Luxembourg Finance Company II S.à r.l., entered into a purchase agreement (the “Purchase Agreement”) with AI Global Investments (Netherlands) PCC Limited (“AI Global”), acting for and on behalf of the Soar Cell, to sell all of the securities of Grupo Farmacéutico Somar, S.A.P.I. de C.V. (“Somar”) and its subsidiaries, including their issued and outstanding ordinary shares and intercompany notes.

Under the terms of the Purchase Agreement, AI Global will pay an aggregate purchase price of approximately $124 million, subject to certain cash, debt and working capital adjustments as described in the Purchase Agreement. The Purchase Agreement contains certain customary representations and warranties and certain customary covenants, including, but not limited to, covenants not to compete and not to solicit. The Purchase Agreement also provides that each of the parties to the Purchase Agreement will indemnify the other for losses arising from certain breaches of the Purchase Agreement and for certain other matters as more fully described in the Purchase Agreement.

The transaction is expected to close in the second half of 2017, pending customary regulatory approvals and satisfaction of other customary closing conditions.

The foregoing description of the Purchase Agreement and the transactions contemplated does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement itself. A copy of the Purchase Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, expected to be filed no later than August 9, 2017.

A copy of the press release announcing the transaction is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 3, 2017, the Company announced that it had completed the previously announced sale of all of its interests in the securities of Litha Healthcare Group Proprietary Limited, including its issued ordinary shares and intercompany notes, and certain other Sub-Sahara Africa related assets, including license rights, to Acino Pharma Limited (“Acino”) pursuant to the terms of the sale agreement (the “Sale Agreement”), dated as of February 27, 2017, by and among the Company’s subsidiaries, Endo Luxembourg Finance Company I S.à r.l., Endo Luxembourg Finance Company II S.à r.l. and Endo Ventures Limited (collectively, the “Endo Parties”), and Acino. At closing, Endo received approximately $100 million in cash (after giving effect to cash and net working capital purchase price adjustments) and may receive up to an additional $11 million in contingent consideration.

The foregoing description of the Sale Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sale Agreement, attached as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on May 9, 2017 and incorporated herein by reference as Exhibit 2.1.

A copy of the press release announcing the completion of the transaction is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

As a result of the continued advancement of Endo’s planned sale of Somar, including Endo’s entrance into the Purchase Agreement discussed under Item 1.01 of this Current Report on Form 8-K, the Company expects to classify the assets and liabilities associated with the Somar business as held-for-sale in the Quarterly Report on Form 10-Q for the period ended June 30, 2017. The initiation of held-for-sale accounting for the Somar business, together with the aggregate purchase price agreed to pursuant to the Purchase Agreement, triggered an impairment review. Accordingly, Endo performed a preliminary impairment analysis and determined that an impairment charge is required. The current estimated pre-tax impairment charge is approximately $100 million, which is expected to primarily impact the carrying balances of goodwill and other intangible assets. Endo will finalize its analysis and record any required impairment charges in connection with its second-quarter 2017 financial reporting close.

With the exception of the pre-tax, non-cash impairment charges described above, the Company does not expect to incur additional significant costs associated with the sale.

Item 2.06. Material Impairments.

The information required by this Item 2.06 is included under Item 2.05 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

2.1*	Sale Agreement, dated as of February 27, 2017, by and among Acino Pharma AG and the Endo Luxembourg Finance Company I S.à.r.l., Endo Luxembourg Finance Company II S.à.r.l. and Endo Ventures Limited (incorporated by reference to Exhibit 2.1 of the Endo International plc Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 9, 2017).

99.1	Press Release of Endo International plc dated July 5, 2017, announcing the divestiture of Somar.

99.2	Press Release of Endo International plc dated July 3, 2017, announcing Endo’s completion of its divestiture of Litha.

*	Confidential portions of this exhibit (indicated by asterisks) have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer

Dated: July 5, 2017

INDEX TO EXHIBITS

No.	Description

2.1*	Sale Agreement, dated as of February 27, 2017, by and among Acino Pharma AG and the Endo Luxembourg Finance Company I S.à.r.l., Endo Luxembourg Finance Company II S.à.r.l. and Endo Ventures Limited (incorporated by reference to Exhibit 2.1 of the Endo International plc Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 9, 2017).

99.1	Press Release of Endo International plc dated July 5, 2017, announcing the divestiture of Somar.

99.2	Press Release of Endo International plc dated July 3, 2017, announcing Endo’s completion of its divestiture of Litha.

*	Confidential portions of this exhibit (indicated by asterisks) have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.